Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces $0.43 FFO per Diluted Share for the Third Quarter 2015,
Increases Disposition Program and Provides Initial 2016 FFO Guidance
of $1.25 to $1.35 per Diluted Share

Radnor, PA, October 21, 2015 - Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and nine-month periods ended September 30, 2015.

Management Comments
“We continue to capitalize on improving market conditions,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Our third quarter same store growth was very strong and we have achieved 99% of our 2015 speculative revenue target. Our portfolio disposition program continues to progress, and given the current strength of the investment market, we have increased our 2015 sales goal another $100 million to $400 million. This represents the second consecutive quarter we have increased our disposition target. Given our strong operating results, we are increasing our 2015 FFO guidance range to $1.42 to $1.46 per diluted share or $1.31 to $1.35 adjusted for tax credit non-cash income. Furthermore, to more fully take advantage of the strong investment market as part of our 2016 Business Plan, we are accelerating our portfolio repositioning plan by programming $450 million of sales into our 2016 guidance. We anticipate that proceeds from these sales will primarily be used to reduce debt and fund existing development commitments. Our 2016 guidance range of $1.25 to $1.35 reflects the impact of these accelerated dispositions, no acquisitions and a continuation of strong portfolio operating performance.”

3rd Quarter Highlights
Financial Results

▪	Funds from Operations (FFO); $76.9 million, or $0.43 per share.

▪	Net income available to common shareholders; $18.3 million, or $0.10 per share.

▪	Utilizes Share Repurchase Program to acquire $60.8 million common shares.

▪
Consistent with prior year, third quarter results include $11.9 million, or $0.07 per share, of non-cash income that will not continue beyond 2015. We will recognize a related non-recurring, non-cash tax credit income item totaling $8.1 million, or $0.04 per share in the fourth quarter of 2015.

Portfolio Results

▪	Core portfolio was 92.5% occupied and 94.2% leased.

▪	Signed 639,279 square feet of new and renewal leases.

▪	Achieved 80.8% tenant retention ratio.

▪	Rental rate mark-to-market increased 11.2% / 4.5% on GAAP/Cash basis.

▪	Completed 99% of 2015 speculative revenue target.

Dispositions

▪	Sold three vacant land parcels totaling approximately 13 acres for $15.8 million, resulting in a net gain totaling $3.0 million.

▪	Sold or under contract to sell 12 office buildings totaling approximately 990,000 square feet in Pennsylvania and New Jersey for $115.4 million.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087             Phone: (610) 325-5600 • Fax: (610) 325-5622

Finance / Capital Markets

▪	Extended and increased our seven-year unsecured term loan to $250.0 million through October 2022 at an all-in rate of 3.72%.

▪	Repaid an $88.0 million secured mortgage in October.

▪	No outstanding balance on our $600.0 million unsecured revolving credit facility.

▪	$50.6 million of cash and cash equivalents on-hand as of September 30, 2015.

▪	Increasing our 2015 disposition target to $400 million, a $100 million increase from last quarter and a $220 million increase from original 2015 Business Plan.

Results for the Three and Nine Month Period Ended September 30, 2015
FFO available to common shares and units in the third quarter of 2015 totaled $76.9 million or $0.43 per diluted share versus $62.7 million or $0.36 per diluted share in the third quarter of 2014. Our third quarter 2015 FFO results include a $3.0 million gain on the sale of undepreciated real estate. Our third quarter 2014 FFO results include $3.9 million of charges, primarily related to the prepayment of certain unsecured notes. Our third quarter 2015 payout ratio ($0.15 common share distribution / $0.43 FFO per diluted share) was 34.9%.
Net income allocated to common shares totaled $18.3 million or $0.10 per diluted share in the third quarter of 2015 compared to a net income of $7.0 million or $0.04 per diluted share in the third quarter of 2014.
In the third quarter of 2015, our Net Operating Income (NOI) excluding termination revenues and other income items increased 6.0% on a GAAP basis and increased 6.6% on a cash basis for our 173 same store properties, which were 92.1% and 89.2% occupied on September 30, 2015 and September 30, 2014, respectively.
Our FFO available to common shares and units in the first nine months of 2015 totaled $192.8 million or $1.06 per diluted share versus $173.6 million or $1.05 per diluted share in the first nine months of 2014. Our first nine months 2015 FFO payout ratio ($0.45 common share distribution / $1.06 FFO per diluted share) was 42.5%.
Net income allocated to common shares totaled $26.3 million or $0.15 per diluted share in the first nine months of 2015 compared to net income of $3.3 million or $0.02 per diluted share in the first nine months of 2014.

Operating and Leasing Activity
We leased approximately 639,000 square feet and commenced occupancy on 939,000 square feet during the third quarter of 2015. The third quarter occupancy activity includes 511,000 square feet of renewals, 298,000 square feet of new leases and 130,000 square feet of tenant expansions. We have an additional 370,000 square feet of executed new leasing scheduled to commence subsequent to September 30, 2015.
We achieved an 80.8% tenant retention ratio in our core portfolio with net absorption of 145,000 square feet during the third quarter of 2015. Third quarter rental rate growth increased 11.2% as our renewal rental rates increased 9.7% and our new lease/expansion rental rates increased 14.6%, all on a GAAP basis.
At September 30, 2015, our core portfolio of 180 properties comprising 22.6 million square feet was 92.5% occupied and we are now 94.2% leased (reflecting new leases commencing after September 30, 2015).

Distributions
On September 15, 2015, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on October 19, 2015 to shareholders of record as of October 5, 2015. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on October 15, 2015 to holders of record as of September 30, 2015.

2015 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are increasing our previously issued 2015 guidance from $1.40 to $1.46 per diluted share to $1.42 to $1.46 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2015 FFO and earnings per diluted share:

Guidance for 2015	Range
Earnings per diluted share allocated to common shareholders	$0.15	to	$0.19
Plus: real estate depreciation and amortization and other	1.27		1.27

FFO per diluted share	$1.42	to	$1.46

Less: non-cash tax credit financing income	$(0.11)		$(0.11)

Adjusted FFO per diluted share	$1.31	to	$1.35
Our 2015 FFO guidance includes income arising from the sale of undepreciated real estate totaling $3.0 million. Our 2015 earnings and FFO per diluted share each reflect $0.11 per diluted share of non-cash income attributable to the fifth of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing and one-time non-cash income from a new market tax credit, which are related to the 30th Street Post Office and Cira South Garage respectively. Other key assumptions include:

•	Occupancy improving to a range of 92 - 93% by year-end 2015 with 93.5 - 94.5% leased;

•	7.5 - 8.5% GAAP increase in overall lease rates with a resulting 3.0 - 5.0% increase in 2015 same store GAAP NOI;

•	2.0 - 4.0% increase in 2015 same store cash NOI growth;

•	$400.0 million of aggregate sales activity; and

•	FFO per diluted share based on 178.9 million fully diluted weighted average common shares.

2016 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are initiating 2016 guidance of $1.25 to $1.35 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2016 FFO and earnings per diluted share:

Guidance for 2016	Range
Earnings per diluted share allocated to common shareholders	$0.09	to	$0.19
Plus: real estate depreciation, amortization	1.16		1.16

FFO per diluted share	$1.25	to	$1.35
Our 2016 FFO guidance does not include income arising from the sale of undepreciated real estate. Other key assumptions include:

•	Occupancy improving to a range of 93 - 94% by year-end 2016 with 94 - 95% leased;

•	5.0 - 7.0% GAAP increase in overall lease rates with a resulting 2.0 - 4.0% increase in 2016 same store GAAP NOI;

•	2.0 - 4.0% increase in 2016 same store cash NOI growth;

•	Speculative Revenue Target: $27.8 million, 41% achieved;

•	No acquisition or new development activity;

•	$450.0 million of aggregate sales activity during the first six months 2016;

•	FFO per diluted share based on 178.2 million fully diluted weighted average common shares; and

•	Excludes $19.9 million, or $0.11 per diluted share, of non-cash tax credit income included in our 2015 results.

About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and transit-oriented office portfolio comprising 239 properties and 30.7 million square feet as of September 30, 2015. For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast
BDN management will discuss updated earnings guidance for fiscal 2015 on Thursday, October 22, 2015, during the company’s earnings call. The conference call will begin at 9:00 a.m. Eastern Time and will last approximately one hour. This call will be accessed by calling 1-800-683-1525 and referencing conference ID #41178235. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, November 5, 2015 by calling 1-855-859-2056 and providing access code #41178235. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.

Looking Ahead - Fourth Quarter 2015 Conference Call
We anticipate we will release our fourth quarter 2015 earnings on Wednesday, February 3, 2016, after the market close and will host our fourth quarter 2015 conference call on Thursday, February 4, 2016 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2014. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Real estate investments:
Operating properties	$4,629,223	$4,603,692
Accumulated depreciation	(1,064,804)	(1,067,829)
Rental property, net	3,564,419	3,535,863
Construction-in-progress	242,246	201,360
Land inventory	135,917	90,603
Real estate investments, net	3,942,582	3,827,826
Cash and cash equivalents	50,632	257,502
Accounts receivable, net	19,221	18,757
Accrued rent receivable, net	139,738	134,051
Assets held for sale, net	53,042	18,295
Investment in real estate ventures, at equity	211,771	225,004
Deferred costs, net	124,472	125,224
Intangible assets, net	127,088	99,403
Notes receivable	—	88,000
Other assets	73,075	65,111
Total assets	$4,741,621	$4,859,173

LIABILITIES AND EQUITY
Mortgage notes payable	$642,396	$654,590
Unsecured term loans	200,000	200,000
Unsecured senior notes, net of discounts	1,597,541	1,596,718
Accounts payable and accrued expenses	115,636	96,046
Distributions payable	28,318	28,871
Deferred income, gains and rent	41,133	59,452
Acquired lease intangibles, net	28,541	26,010
Liabilities related to assets held for sale	1,269	602
Other liabilities	41,630	37,558
Total liabilities	2,696,464	2,699,847

Brandywine Realty Trust's equity:
Preferred shares - Series E	40	40
Common shares	1,752	1,793
Additional paid-in capital	3,258,075	3,314,693
Deferred compensation payable in common stock	11,918	6,219
Common shares held in grantor trust	(11,918)	(6,219)
Cumulative earnings	561,227	529,487
Accumulated other comprehensive loss	(8,490)	(4,607)
Cumulative distributions	(1,786,374)	(1,700,579)
Total Brandywine Realty Trust's equity	2,026,230	2,140,827

Non-controlling interests	18,927	18,499
Total equity	2,045,157	2,159,326

Total liabilities and equity	$4,741,621	$4,859,173

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Rents	$124,263	$120,288	$363,800	$363,581
Tenant reimbursements	21,553	20,095	64,006	64,057
Termination fees	1,097	1,418	2,561	6,970
Third party management fees, labor reimbursement and leasing	4,274	3,932	12,805	12,269
Other	1,398	825	5,467	2,295
Total revenue	152,585	146,558	448,639	449,172

Operating Expenses
Property operating expenses	43,894	42,675	133,175	132,612
Real estate taxes	13,119	12,869	37,632	39,167
Third party management expenses	1,605	1,687	4,858	5,133
Depreciation and amortization	58,314	52,616	160,355	157,773
General & administrative expenses	6,127	5,900	21,554	20,086
Total operating expenses	123,059	115,747	357,574	354,771

Operating income	29,526	30,811	91,065	94,401

Other income (expense)
Interest income	126	528	1,189	1,298
Tax credit transaction income	11,853	11,853	11,853	11,853
Interest expense	(27,900)	(31,481)	(83,971)	(94,837)
Amortization of deferred financing costs	(1,010)	(1,566)	(3,377)	(3,952)
Interest expense - financing obligation	(296)	(273)	(906)	(861)
Recognized hedge activity	—	(828)	—	(828)
Equity in loss of real estate ventures	(1,093)	(486)	(1,835)	(733)
Net gain on disposition of real estate	6,083	4,698	16,673	4,698
Net gain on sale of undepreciated real estate	3,019	—	3,019	1,184
Net gain from remeasurement of investment in real estate ventures	—	—	758	458
Net loss on real estate venture transactions	—	—	—	(417)
Loss on early extinguishment of debt	—	(2,606)	—	(2,606)
Provision for impairment on assets held for sale/sold	—	(1,765)	(2,508)	(1,765)
Net gain from continuing operations	20,308	8,885	31,960	7,893

Discontinued operations:
Income from discontinued operations	—	—	—	18
Net gain (loss) on disposition of discontinued operations	—	(3)	—	900
Total discontinued operations	—	(3)	—	918

Net income	20,308	8,882	31,960	8,811

Net income from discontinued operations attributable to non-controlling interests	—	—	—	(10)
Net income from continuing operations attributable to non-controlling interests	(161)	(108)	(221)	(47)
Net income attributable to non-controlling interests	(161)	(108)	(221)	(57)

Net income attributable to Brandywine Realty Trust	20,147	8,774	31,739	8,754
Preferred share distributions	(1,725)	(1,725)	(5,175)	(5,175)
Nonforfeitable dividends allocated to unvested restricted shareholders	(76)	(82)	(253)	(268)
Net income attributable to common shareholders	$18,346	$6,967	$26,311	$3,311

PER SHARE DATA
Basic income per common share	$0.10	$0.04	$0.15	$0.02

Basic weighted-average shares outstanding	178,188,037	171,606,722	179,198,714	161,866,955

Diluted income per common share	$0.10	$0.04	$0.15	$0.02

Diluted weighted-average shares outstanding	178,776,684	173,193,870	179,988,492	163,353,970

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$18,346	$6,967	$26,311	$3,311

Add (deduct):
Net income attributable to non-controlling interests - LP units	160	84	225	35
Nonforfeitable dividends allocated to unvested restricted shareholders	76	82	253	268
Net loss on real estate venture transactions	—	—	—	417
Net income from discontinued operations attributable to non-controlling interests - LP units	—	—	—	10
Net gain on disposition of real estate	(6,083)	(4,698)	(16,673)	(4,698)
Net (gain) loss on disposition of discontinued operations	—	3	—	(900)
Net gain from remeasurement of investment in real estate ventures	—	—	(758)	(458)
Provision for impairment on assets held for sale/sold	—	1,765	2,508	1,765

Depreciation and amortization:
Real property - continuing operations	40,459	41,579	120,249	123,220
Leasing costs including acquired intangibles - continuing operations	17,755	10,990	39,829	34,427
Company's share of unconsolidated real estate ventures	6,514	6,226	21,596	17,020
Partners' share of consolidated joint ventures	(55)	(87)	(168)	(188)

Funds from operations	$77,172	$62,911	$193,372	$174,229
Funds from operations allocable to unvested restricted shareholders	(223)	(192)	(603)	(628)

Funds from operations available to common share and unit holders (FFO)	$76,949	$62,719	$192,769	$173,601

FFO per share - fully diluted	$0.43	$0.36	$1.06	$1.05

Weighted-average shares/units outstanding - fully diluted	180,311,786	174,928,930	181,523,594	165,107,978

Distributions paid per common share	$0.15	$0.15	$0.45	$0.45

FFO payout ratio (distributions paid per common share/ FFO per diluted share)	34.9%	41.7%	42.5%	42.9%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 3rd QUARTER
(unaudited and in thousands)
Of the 192 properties owned by the Company as of September 30, 2015, a total of 173 properties ("Same Store Properties") containing an aggregate of 21.5 million net rentable square feet were owned for the entire three-month periods ended September 30, 2015 and 2014. Average occupancy for the Same Store Properties was 91.9% during 2015 and 88.9% during 2014. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2015	2014
Revenue
Rents	$113,758	$108,922
Tenant reimbursements	18,592	16,802
Termination fees	1,097	1,363
Other	927	630
Total revenue	134,374	127,717

Operating expenses
Property operating expenses	40,698	38,695
Real estate taxes	11,129	11,283
Net operating income	$82,547	$77,739

Net operating income - percentage change over prior year	6.2%

Net operating income, excluding net termination fees & other	$80,895	$76,309

Net operating income, excluding net termination fees & other - percentage change over prior year	6.0%

Net operating income	$82,547	$77,739
Straight line rents	(4,680)	(4,217)
Above/below market rent amortization	(917)	(1,237)
Non-cash ground rent	22	22
Cash - Net operating income	$76,972	$72,307

Cash - Net operating income - percentage change over prior year	6.5%

Cash - Net operating income, excluding net termination fees & other	$74,948	$70,314

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	6.6%

The following table is a reconciliation of Net Income to Same Store net operating income:
	Three Months Ended September 30,
	2015	2014
Net income:	$20,308	$8,882
Add/(deduct):
Interest income	(126)	(528)
Tax credit transaction income	(11,853)	(11,853)
Interest expense	27,900	31,481
Amortization of deferred financing costs	1,010	1,566
Interest expense - financing obligation	296	273
Recognized hedge activity	—	828
Equity in loss of real estate ventures	1,093	486
Net gain on disposition of real estate	(6,083)	(4,698)
Net gain on sale of undepreciated real estate	(3,019)	—
Loss on early extinguishment of debt	—	2,606
Provision for impairment on assets held for sale/sold	—	1,765
Depreciation and amortization	58,314	52,616
General & administrative expenses	6,127	5,900
Total discontinued operations	—	3
Consolidated net operating income	93,967	89,327
Less: Net operating income of non same store properties	(6,889)	(1,059)
Less: Eliminations and non-property specific net operating income	(4,531)	(10,529)
Same Store net operating income	$82,547	$77,739

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - NINE MONTHS
(unaudited and in thousands)
Of the 192 properties owned by the Company as of September 30, 2015, a total of 171 properties ("Same Store Properties") containing an aggregate of 21.4 million net rentable square feet were owned for the entire nine-month periods ended September 30, 2015 and 2014. Average occupancy for the Same Store Properties was 91.3% during 2015 and 88.9% during 2014. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2015	2014
Revenue
Rents	$334,694	$324,622
Tenant reimbursements	55,859	52,749
Termination fees	2,561	6,484
Other	2,942	1,559
Total revenue	396,056	385,414

Operating expenses
Property operating expenses	123,261	118,724
Real estate taxes	32,672	33,242
Net operating income	$240,123	$233,448

Net operating income - percentage change over prior year	2.9%

Net operating income, excluding net termination fees & other	$235,698	$227,827

Net operating income, excluding net termination fees & other - percentage change over prior year	3.5%

Net operating income	$240,123	$233,448
Straight line rents	(15,181)	(10,710)
Above/below market rent amortization	(2,782)	(4,367)
Non-cash ground rent	66	66
Cash - Net operating income	$222,226	$218,437

Cash - Net operating income - percentage change over prior year	1.7%

Cash - Net operating income, excluding net termination fees & other	$216,723	$210,394

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	3.0%

The following table is a reconciliation of Net Income to Same Store net operating income:
	Nine Months Ended September 30,
	2015	2014
Net income:	$31,960	$8,811
Add/(deduct):
Interest income	(1,189)	(1,298)
Tax credit transaction income	(11,853)	(11,853)
Interest expense	83,971	94,837
Amortization of deferred financing costs	3,377	3,952
Interest expense - financing obligation	906	861
Recognized hedge activity	—	828
Equity in loss of real estate ventures	1,835	733
Net gain on disposition of real estate	(16,673)	(4,698)
Net gain on sale of undepreciated real estate	(3,019)	(1,184)
Net gain from remeasurement of investment in real estate ventures	(758)	(458)
Net loss on real estate venture transactions	—	417
Loss on early extinguishment of debt	—	2,606
Provision for impairment on assets held for sale/sold	2,508	1,765
Depreciation and amortization	160,355	157,773
General & administrative expenses	21,554	20,086
Total discontinued operations	—	(918)
Consolidated net operating income	272,974	272,260
Less: Net operating income of non same store properties	(12,826)	(6,233)
Less: Eliminations and non-property specific net operating income	(20,025)	(32,579)
Same Store net operating income	$240,123	$233,448